Exhibit 77Q1(d)

ARTICLES SUPPLEMENTARY
TO
ARTICLES OF INCORPORATION
OF
LORD ABBETT MUNICIPAL INCOME FUND,
INC.
      LORD ABBETT MUNICIPAL INCOME
FUND, INC. (hereinafter called the "Corporation"),
a Maryland corporation having its principal office
c/o The Prentice-Hall Corporation System, 7 St.
Paul Street, Suite 1660, Baltimore, Maryland
21202, hereby certifies to the State Department of
Assessments and Taxation of Maryland, that:
      FIRST: The Corporation presently has
authority to issue 5,065,001,000 shares of capital
stock, of the par value $.001 each, having an
aggregate par value of $5,065,001. The Board of
Directors has previously classified and designated
the Corporation's shares as follows:
Lord Abbett AMT Free Municipal Bond Fund
Class A	  60,000,000 shares
Class C	  20,000,000 shares
Class F	  30,000,000 shares
Class I	  30,000,000 shares

Lord Abbett California Tax-Free Income Fund
Class A	  60,000,000 shares
Class C	  20,000,000 shares
Class F	  30,000,000 shares
Class I	 100,000,000 shares
Class P	  30,000,000 shares

Lord Abbett High Yield Municipal Bond Fund
Class A	 400,000,000 shares
Class B	  15,000,000 shares
Class C	 200,000,000 shares
Class F	 200,000,000 shares
Class I	 100,000,000 shares
Class P	  10,000,000 shares

Lord Abbett Intermediate Tax Free Fund
Class A	 400,000,000 shares
Class B	  20,000,000 shares
Class C	 200,000,000 shares
Class F	 200,000,000 shares
Class I	 100,000,000 shares
Class P	  10,000,000 shares

Lord Abbett National Tax-Free Income Fund
Class A	 300,000,000 shares
Class B	  20,000,000 shares
Class C	  50,000,000 shares
Class F	  50,000,000 shares
Class I	 100,000,000 shares
Class P	  30,000,000 shares

Lord Abbett New Jersey Tax-Free Income Fund
Class A	  80,000,000 shares
Class F	  30,000,000 shares
Class I	 100,000,000 shares
Class P	  30,000,000 shares

Lord Abbett New York Tax-Free Income Fund
Class A	  60,000,000 shares
Class C	  20,000,000 shares
Class F	  30,000,000 shares
Class I	 100,000,000 shares
Class P	  30,000,000 shares

Lord Abbett Short Duration Tax Free Fund
Class A	400,000,000 shares
Class B	      1,000 shares
Class C	200,000,000 shares
Class F	200,000,000 shares
Class I	100,000,000 shares

Lord Abbett Short Duration High Yield Municipal
Bond Fund
Class A	400,000,000 shares
Class C	200,000,000 shares
Class F	200,000,000 shares
Class I	100,000,000 shares

      SECOND:  In accordance with 2-105(c) of
the Maryland General Corporation Law, the total number of shares of capital stock that the Corporation shall have the authority to issue is hereby increased to 5,165,001,000 of the par value
$.001 each, having an aggregate par value of $5,165,001.

      THIRD: Pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of stock of the Corporation, the Board of Directors hereby classifies the 100,000,000 newly authorized but unclassified and unissued shares as follows:



Lord Abbett Intermediate Tax Free Fund
Class F	100,000,000 shares

      FOURTH:  Subject to the power of the
Board of Directors to classify and reclassify unissued shares, all shares of the Corporation hereby classified as specified in Article Third above shall be invested in the same investment portfolio of the Corporation and shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles of Incorporation of the Corporation (hereafter called the "Articles") and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally.

      FIFTH:  Following the increase in
authorized shares as specified in Article Second above and the classification of authorized but unclassified and unissued shares as specified in Article Third above, the Corporation has authority to issue 5,165,001,000 shares, of the par value
$.001 each, having an aggregate par value of $5,165,001. The authorized shares of the Corporation are classified and designated as follows:

Lord Abbett AMT Free Municipal Bond Fund
Class A	  60,000,000 shares
Class C	  20,000,000 shares
Class F	  30,000,000 shares
Class I	  30,000,000 shares

Lord Abbett California Tax-Free Income Fund
Class A	  60,000,000 shares
Class C	  20,000,000 shares
Class F	  30,000,000 shares
Class I	 100,000,000 shares
Class P	  30,000,000 shares

Lord Abbett High Yield Municipal Bond Fund
Class A	 400,000,000 shares
Class B	  15,000,000 shares
Class C	 200,000,000 shares
Class F	 200,000,000 shares
Class I	 100,000,000 shares
Class P	  10,000,000 shares

Lord Abbett Intermediate Tax Free Fund
Class A	 400,000,000 shares
Class B	  20,000,000 shares
Class C	 200,000,000 shares
Class F	 300,000,000 shares
Class I	 100,000,000 shares
Class P	  10,000,000 shares

Lord Abbett National Tax-Free Income Fund
Class A	 300,000,000 shares
Class B	  20,000,000 shares
Class C	  50,000,000 shares
Class F	  50,000,000 shares
Class I	 100,000,000 shares
Class P	  30,000,000 shares

Lord Abbett New Jersey Tax-Free Income Fund
Class A	  80,000,000 shares
Class F	  30,000,000 shares
Class I	 100,000,000 shares
Class P	  30,000,000 shares

Lord Abbett New York Tax-Free Income Fund
Class A	  60,000,000 shares
Class C	  20,000,000 shares
Class F	  30,000,000 shares
Class I	 100,000,000 shares
Class P	  30,000,000 shares

Lord Abbett Short Duration Tax Free Fund
Class A	400,000,000 shares
Class B	      1,000 shares
Class C	200,000,000 shares
Class F	200,000,000 shares
Class I	100,000,000 shares

Lord Abbett Short Duration High Yield Municipal
Bond Fund
Class A	400,000,000 shares
Class C	200,000,000 shares
Class F	200,000,000 shares
Class I	100,000,000 shares

       SIXTH:  The Corporation is registered as
an open-end investment company under the
Investment Company Act of 1940, as amended.
The total number of shares of capital stock that the
Corporation has authority to issue has been
increased by the Board of Directors in accordance
with 2-105(c) of the Maryland General Corporation
Law.  The shares of stock of the Corporation hereby
classified or reclassified as specified in Article
Third above have been duly classified by the Board
of Directors under the authority contained in the
Articles.
       SEVENTH:  Pursuant to 2-208.1(d)(2) of
the Maryland General Corporation Law, the
Articles Supplementary to the Articles set forth
herein shall become effective on the date the
Articles Supplementary are accepted for record by
the State Department of Assessments and Taxation
of Maryland.
* * * * *
[No further text on this page. Signature pages follow.]



IN WITNESS WHEREOF, the Corporation
has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary and witnessed by its Vice President and Assistant
Secretary on April 24, 2015.

LORD
ABBETT
MUNICIPAL
INCOME
FUND, INC.

By: /s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary


WITNESS:


/s/ Brooke A. Fapohunda
Brooke A. Fapohunda
Vice President and Assistant Secretary


THE UNDERSIGNED, Vice President and
Secretary of LORD ABBETT MUNICIPAL
INCOME FUND, INC., who executed on behalf of said Corporation the foregoing Articles
Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles
Supplementary to be the corporate act of said
Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary